UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

ATHENA TECHNOLOGY ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-41144	87-2447308
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

442 5th Avenue

New York, NY 10018

(Address of registrant’s principal executive offices, including zip code)

(970) 925-1572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	ATEK.U	NYSE American
Shares of Class A Common Stock, par value $0.0001 per share, included as part of the units	ATEK	NYSE American
Redeemable Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	ATEK WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

As approved by the stockholders of Athena Technology Acquisition Corp. II, a Delaware corporation (the “Company”), at its special meeting of stockholders held on March 12, 2024 (the “Special Meeting”), the Company filed an amendment to its Amended and Restated Certificate of Incorporation, as amended (the “charter”), with the Secretary of State of the State of Delaware (the “Amendment”). The Amendment (i) extends the date by which the Company must consummate its initial business combination on a monthly basis for up to nine times by an additional one month each time for a total of up to nine months from March 14, 2024 (the date which is 27 months from the closing date of the Company’s initial public offering (the “IPO”) of units) (the “Current Outside Date”) to December 14, 2024 (the date which is 36 months from the closing date of the IPO) (the “Extended Date”) provided that Athena Technology Sponsor II, LLC (the “Sponsor”) or its affiliates or permitted designees deposits into the trust account established by the Company in connection with the IPO (the “trust account”) the lesser of (a) $40,000 and (b) $0.02 for each share of the Company’s common stock issued and outstanding that has not been redeemed in accordance with the terms of the charter upon the election of each such one-month extension unless the closing of the Company’s initial business combination shall have occurred and (ii) eliminates the limitation that the Company may not redeem public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 immediately prior to or upon consummation of an initial business combination.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 12, 2024, the Company convened the Special Meeting. As of the close of business on February 21, 2024, the record date for the Special Meeting, there were 12,033,039 shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A common stock”) outstanding, each of which was entitled to one vote with respect to the Second Extension Amendment Proposal and the Redemption Limitation Amendment Proposal (each as defined below), and there were no shares of Class B common stock, par value $0.0001 per share (together with the Class A common stock, the “common stock”) outstanding. A total of 10,735,534 shares of Class A common stock, representing 89.21% of the outstanding shares of common stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. The proposals listed below are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 23, 2024. The stockholders of the Company voted on proposals to amend the charter to (i) extend the date by which the Company must consummate an initial business combination (the “Second Extension Amendment Proposal”) and (ii) eliminate the limitation that the Company may not redeem public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 immediately prior to or upon consummation of an initial business combination (the “Redemption Limitation Amendment Proposal”). A summary of the voting results at the Special Meeting is set forth below:

The Second Extension Amendment Proposal - To approve and amend the charter to extend the date by which the Company must consummate a business combination from the Current Outside Date to up to the Extended Date.

For	Against	Abstain
10,735,507	2	25

The Redemption Limitation Amendment Proposal - To approve and amend the charter to eliminate the limitation that the Company may not redeem public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 immediately prior to or upon consummation of an initial business combination.

For	Against	Abstain
10,735,103	406	25

Stockholders holding 910,258 shares of Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the trust account. As a result, $10,156,503.84 (approximately $11.16 per share) will be withdrawn from the trust account to pay such redeeming holders.

Item 8.01. Other Events.

On March 13, 2024, the Company caused to be deposited $25,755.62 into the trust account allowing the Company to extend the period of time it has to consummate its initial business combination by one month from March 14, 2024 to April 14, 2024 (the “Monthly Extension”). The Monthly Extension is the first of up to nine potential monthly extensions permitted under the Company’s charter, as amended by the Amendment described under Item 5.03 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, as amended.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2024

ATHENA TECHNOLOGY ACQUISITION CORP. II

By:	/s/ Isabelle Freidheim
Name:	Isabelle Freidheim
Title:	Chief Executive Officer and Chairperson of the Board of Directors

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